Exhibit 5.1

May 20, 2013

Genesis Energy, L.P.

Genesis Energy Finance Corporation

Guarantors

919 Milam, Suite 2100

Houston, TX 77002

Re:	Genesis Energy, L.P.
Genesis Energy Finance Corporation
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Company”), and Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Company, the “Issuers”), in connection with the preparation and filing by the Issuers with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $350,000,000 aggregate principal amount of 5 3/4% Senior Notes due 2021 (the “Exchange Securities”) of the Issuers to be issued under an Indenture, dated as of February 8, 2013 (the “Indenture”), among the Company, Finance Corp, the guarantors named therein as specified on Schedule I hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee, pursuant to an exchange offer (the “Exchange Offer”) by the Issuers described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 5 3/4% Senior Notes due 2021 (the “Original Securities”) previously issued upon original issue on February 8, 2013 under the Indenture and (ii) the guarantees by the Guarantors (the “Guarantees”) of the Exchange Securities pursuant to the Indenture. For purposes of this opinion letter, the term “Specified Guarantors” means the Guarantors other than (i) Genesis Pipeline Alabama, LLC, (ii) Red River Terminals, L.L.C., and (iii) TDC, L.L.C. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate or other entity records of the Issuers and the Specified Guarantors and other certificates and documents of officials of the Issuers and the Specified Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Securities will conform to the specimen thereof we have reviewed and that the Exchange Securities will be duly authenticated in accordance with the terms of the Indenture. We have also assumed the existence and entity

Genesis Energy, L.P.

May 20, 2013

power to execute and deliver the Indenture of, and the due authorization, execution and delivery of the Indenture by, each of the parties thereto other than the Issuers and the Specified Guarantors, due authentication of the Original Securities by the Trustee and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Issuers and the Specified Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Securities have been duly executed by the Issuers, duly authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Issuers in accordance with the terms of the Indenture against receipt of Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Securities will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Business Organizations Code of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (collectively, the “Included Laws”). As used herein, (i) the term “Business Organizations Code of the State of Texas” includes the statutory provisions contained therein and all applicable provisions of the Texas Constitution and reported judicial decisions interpreting those laws; and (ii) the terms “General Corporation Law of the State of Delaware” and “Delaware Limited Liability Company Act” and the “Delaware Revised Uniform Limited Partnership Act” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

Genesis Energy, L.P.

May 20, 2013

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

SCHEDULE I

Guarantors

Name of Guarantor	State of Jurisdiction and Type of Entity
Genesis Energy, LLC	Delaware limited liability company
Genesis Crude Oil, L.P	Delaware limited partnership
Davison Petroleum Supply, LLC	Delaware limited liability company
Davison Transportation Services, Inc.	Delaware corporation
Davison Transportation Services, LLC	Delaware limited liability company
Fuel Masters, LLC	Texas limited liability company
GEL CHOPS GP, LLC	Delaware limited liability company
GEL CHOPS I, L.P.	Delaware limited partnership
GEL CHOPS II, L.P.	Delaware limited partnership
GEL Louisiana Fuels, LLC	Delaware limited liability company
GEL Odyssey, LLC	Delaware limited liability company
GEL Offshore, LLC	Delaware limited liability company
GEL Offshore Pipeline, LLC	Delaware limited liability company
GEL Poseidon, LLC	Delaware limited liability company
GEL Sekco, LLC	Delaware limited liability company
GEL Tex Marketing, LLC	Delaware limited liability company
GEL Wyoming, LLC	Delaware limited liability company
Genesis BR, LLC	Delaware limited liability company
Genesis CHOPS I, LLC	Delaware limited liability company
Genesis CHOPS II, LLC	Delaware limited liability company
Genesis CO2 Pipeline, L.P.	Delaware limited partnership
Genesis Davison, LLC	Delaware limited liability company
Genesis Free State Holdings, LLC	Delaware limited liability company
Genesis Natural Gas Pipeline, L.P.	Delaware limited partnership
Genesis NEJD Holdings, LLC	Delaware limited liability company
Genesis Marine, LLC	Delaware limited liability company
Genesis Odyssey, LLC	Delaware limited liability company
Genesis Offshore, LLC	Delaware limited liability company
Genesis Pipeline Alabama, LLC	Alabama limited liability company
Genesis Pipeline Texas, L.P.	Delaware limited partnership
Genesis Pipeline USA, L.P.	Delaware limited partnership
Genesis Poseidon, LLC	Delaware limited liability company
Genesis Rail Services, LLC	Delaware limited liability company
Genesis Sekco, LLC	Delaware limited liability company
Genesis Syngas Investments, L.P.	Delaware limited partnership
Milam Services, Inc.	Delaware corporation
Pronghorn Rail Services, LLC	Delaware limited liability company
Red River Terminals, L.L.C.	Louisiana limited liability company
TDC, L.L.C.	Louisiana limited liability company
TDC Services Corporation, Inc.	Delaware corporation
Texas City Crude Oil Terminal, LLC	Delaware limited liability company